EXHIBIT 11.1
                            Schick Technologies, Inc.
                        Computation of Earnings Per Share

                                                                                 Days           Weighted
                                                                Shares        Outstanding    Average Shares
                                                             -----------------------------------------------
Three months ended September 30, 1996
Shares outstanding at April 1, 1996                           7,052,870           91           7,052,870

Issuance of common stock upon conversion of notes payable        56,000           91              56,000
                                                                 32,480           91              32,480
                                                                 92,400           62              62,954
                                                                133,966           32              47,109
                                                                 22,400           31               7,631
                                                                 11,200           12               1,477

Issuance and sale of common stock                               424,953           62             289,528
                                                                  2,800           56               1,723
                                                                 42,442           32              14,925

Shares issued as placement fee in private placement               2,520           62               1,717
                                                                  3,450           32               1,213

Cheap stock consideration for stock, stock options and
warrants issued during fiscal 1997                              871,026           29             277,580
                                                                539,927            6              35,600
                                                                538,396           24             141,995
                                                                391,054            1               4,297
                                                                371,199           19              77,503
                                                                361,272           12              47,639

Options outstanding                                              50,244           91              50,244
                                                                                             -----------

Weighted average shares outstanding                                                            8,204,485

Net loss for the three months ended September 30, 1996                                       $  (239,962)
                                                                                             -----------

Net loss per share                                                                           $     (0.04)
                                                                                             ===========
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